Exhibit 99.2

N E W S R E L E A S E

FOR IMMEDIATE RELEASE
OCTOBER 30, 2018

CHESAPEAKE ENERGY CORPORATION ACCELERATES STRATEGIC PLAN
WITH ACQUISITION OF WILDHORSE RESOURCE DEVELOPMENT CORPORATION
FOR A COMBINATION OF CHESAPEAKE COMMON STOCK AND CASH

Premier Eagle Ford Asset with Access to Premium Gulf Coast Markets Will Increase Cash Flow and Margins; Strengthens Financial Profile and Shareholder Return Opportunities

OKLAHOMA CITY and HOUSTON, October 30, 2018 - Chesapeake Energy Corporation (NYSE:CHK) and WildHorse Resource Development Corporation (NYSE:WRD) today jointly announced that Chesapeake has entered into a definitive agreement to acquire WildHorse, an oil and gas company with operations in the Eagle Ford Shale and Austin Chalk formations in southeast Texas, in a transaction valued at approximately $3.977 billion, based on yesterday’s closing price, including the value of WildHorse’s net debt of $930 million as of June 30, 2018. At the election of each WildHorse common shareholder, the consideration will consist of either 5.989 shares of Chesapeake common stock or a combination of 5.336 shares of Chesapeake common stock and $3 in cash, in exchange for each share of WildHorse common stock. The transaction was unanimously approved by the Board of Directors of each company.

The acquisition of WildHorse expands Chesapeake’s oil growth platform and accelerates progress toward its strategic and financial goals of enhancing margins, achieving sustainable free cash flow generation, and reducing net debt to EBITDA ratio.

Transaction highlights and pro forma performance projections include:

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Materially Increases Oil Production/Enhances Oil Mix: Projected to double adjusted oil production by 2020 from stand-alone adjusted 2018 estimates, increasing to a projected range of 125,000 to 130,000 barrels (bbls) of oil per day in 2019, and 160,000 to 170,000 bbls of oil per day in 2020; Chesapeake’s 2020 projected adjusted oil production mix is expected to increase to approximately 30% of total production, compared to approximately 19% today;

•	Significant EBITDA Margin Accretion: Increases projected EBITDA per barrel of oil equivalent (boe) margin by approximately 35% in 2019 and by approximately 50% in 2020, based on current strip prices;

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Transforms Portfolio with Expanded Oil Growth Platform: Adds approximately 420,000 high margin net acres, approximately 80 to 85% of which is undeveloped, in the Eagle Ford Shale and Austin Chalk formations with strategic access to premium Gulf Coast markets; addition of the WildHorse asset creates an expansive oil growth platform which complements Chesapeake’s existing high margin Eagle Ford and Powder River Basin positions; moving forward, Chesapeake expects over 80% of future drilling and completion activity will be directed toward high-margin oil opportunities.

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Substantial Cost Savings: $200 to $280 million in projected average annual savings, totaling $1 to $1.5 billion by 2023, due to operational and capital efficiencies as a result of Chesapeake’s significant expertise with unconventional assets and technical and operational excellence; incremental savings through elimination of redundant corporate overhead, gathering, processing and transmission synergies and improved capital markets execution due to improved credit metrics;

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Accelerates Deleveraging: Transaction will accelerate progress toward goal of 2.0x net debt to EBITDA ratio; improves projected 2019 net debt to EBITDA ratio to approximately 3.6x and projected 2020 net debt to EBITDA ratio to approximately 2.8x, based on current strip prices.

Doug Lawler, Chesapeake’s President and Chief Executive Officer, stated, “This transaction accelerates Chesapeake’s strategic plan and expands the value-creation opportunities for our shareholders by adding a premier asset at an attractive valuation, significantly boosting oil production, EBITDA margins and cash flow growth, while improving our leverage metrics. The addition of WildHorse, together with our substantial growth profile in the Powder River Basin, advances our transformation into a highly competitive company with a diverse portfolio of high-quality assets, a stronger balance sheet and meaningful oil-growth potential.”

Jay Graham, Chief Executive Officer and Chairman of the Board of Directors of WildHorse Resource Development said, “We are extremely proud of the company we built and brought public less than two years ago. This combination creates an impressive oil growth platform which provides both immediate value and potential for significant long-term upside to our shareholders. As a highly regarded operator, Chesapeake brings the technical expertise and operational efficiencies needed to maximize the value of this premier asset.”

Upon closing, Chesapeake shareholders will own approximately 55% of the combined company, and WildHorse shareholders will own approximately 45%, depending on the consideration elected. Prior to closing, WildHorse will designate two individuals, presently expected to be Jay Graham and current WildHorse Director David Hayes to be added to Chesapeake’s Board of Directors. R. Brad Martin and Doug Lawler will continue to serve as Chesapeake’s Chairman of the Board of Directors and President, Chief Executive Officer and Director, respectively.

Investment funds managed by NGP Energy Capital Management, LLC, collectively WildHorse’s largest shareholder, have entered into a voting and support agreement in support of the transaction. NGP’s Managing Partner, Tony Weber, commented, “NGP has observed Chesapeake’s significant transformation over the last several years and believes it is a compelling investment. We have the utmost confidence in the leadership team’s strategy and ability to deliver incremental, meaningful value creation.”

Chesapeake expects to finance the cash portion of the WildHorse acquisition, which is expected to be between $275 million and approximately $400 million, through its revolving credit facility. The transaction, which is subject to shareholder approvals from both companies and customary closing conditions and regulatory approvals, is expected to close in the first half of 2019.

Goldman Sachs & Co. LLC acted as financial advisor, and Wachtell, Lipton, Rosen & Katz and Baker Botts L.L.P. acted as legal counsel to Chesapeake. Tudor, Pickering, Holt & Co., Morgan Stanley & Co LLC and Guggenheim Securities, LLC acted as financial advisors and Vinson & Elkins LLP and Akin Gump Strauss Hauer & Feld LLP acted as legal counsel to WildHorse and NGP, respectively.

Conference Call Information
Additional details about the transaction and Chesapeake’s strategy will be provided on a teleconference call that has been scheduled for today, October 30, 2018 at 9:00 am EDT. The telephone number to access the conference call is 877-871-3172 or 412-902-6603. The passcode for the call is 0118883. The conference call will be webcast and can be found at www.chk.com in the “Investors” section of Chesapeake’s website.

Headquartered in Oklahoma City, Chesapeake Energy Corporation's (NYSE: CHK) operations are focused on discovering and developing its large and geographically diverse resource base of unconventional oil and natural gas assets onshore in the United States.

WildHorse Resource Development Corporation is an independent oil and natural gas company focused on the acquisition, exploration, development and production of oil, natural gas and NGL properties primarily in the Eagle Ford Shale and Austin Chalk in East Texas.

Cautionary Statement Regarding Forward-Looking Information

This communication may contain certain forward-looking statements, including certain plans, expectations, goals, projections, and statements about the benefits of the proposed transaction, WildHorse’s and Chesapeake’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as expect, anticipate, believe, intend, estimate, plan, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: the possibility that the proposed transaction does not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all; the risk that regulatory approvals required for the proposed merger are not obtained or are obtained subject to conditions that are not anticipated; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; uncertainties as to the timing of the transaction; competitive responses to the transaction; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; the ability of Chesapeake to complete the acquisition and integration of WildHorse successfully; litigation relating to the transaction; and other factors that may affect future results of WildHorse and Chesapeake.

Additional factors that could cause results to differ materially from those described above can be found in WildHorse’s Annual Report on Form 10-K for the year ended December 31, 2017 and in its subsequent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, each of which is on file with the SEC and available in the “Investor Relations” section of WildHorse’s website, http://www.wildhorserd.com/, under the subsection “SEC Filings” and in other documents WildHorse files with the SEC, and in Chesapeake’s Annual Report on Form 10-K for the year ended December 31, 2017 and in its subsequent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, each of which is on file with the SEC and available in the “Investors” section of Chesapeake’s website, https://www.chk.com/, under the heading “SEC Filings” and in other documents Chesapeake files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither WildHorse nor Chesapeake assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Important Additional Information

This communication relates to a proposed business combination transaction (the “Transaction”) between WildHorse Resource Development Corporation (“WildHorse”) and Chesapeake Energy Corporation (“Chesapeake”). This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the Transaction or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law.

In connection with the Transaction, Chesapeake will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Chesapeake and WildHorse and a prospectus of Chesapeake, as well as other relevant documents concerning the Transaction. The Transaction involving WildHorse and Chesapeake will be submitted to WildHorse’s stockholders and Chesapeake’s shareholders for their consideration. STOCKHOLDERS OF WILDHORSE AND SHAREHOLDERS OF CHESAPEAKE ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT

DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain a free copy of the registration statement and the joint proxy statement/prospectus, as well as other filings containing information about WildHorse and Chesapeake, without charge, at the SEC’s website (http://www.sec.gov). Copies of the documents filed with the SEC can also be obtained, without charge, by directing a request to Investor Relations, WildHorse, P.O. Box 79588, Houston, Texas 77279, Tel. No. (713) 255-9327 or to Investor Relations, Chesapeake, 6100 North Western Avenue, Oklahoma City, Oklahoma, 73118, Tel. No. (405) 848-8000.

Participants in the Solicitation

WildHorse, Chesapeake and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the Transaction. Information regarding WildHorse’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on April 2, 2018, and certain of its Current Reports on Form 8-K. Information regarding Chesapeake’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on April 6, 2018, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC. Free copies of this document may be obtained as described in the preceding paragraph.

CHK INVESTOR CONTACT: Brad Sylvester, CFA 405-935-8870 ir@chk.com	CHK MEDIA CONTACT: Gordon Pennoyer 405-935-8878 media@chk.com	CHESAPEAKE ENERGY CORPORATION 6100 North Western Avenue P.O. Box 18496 Oklahoma City, OK 73154

WRD INVESTOR CONTACTS:		WILDHORSE RESOURCE DEVELOPMENT
Pearce Hammond, CFA 713-255-7094 phammond@wildhorserd.com	Vedran Vuk 713-255-6962 vvuk@wildhorserd.com	9805 Katy Freeway, Suite 400 Houston, TX 77024

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